SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                  July 23, 1997


                             Fun Tyme Concepts, Inc.
             (Exact name of registrant as specified in its charter)


New York                                O-27542                       11-3157259
State of                           Commission File                  IRS Employer
Incorporation                      Number.                    Identification No.



                                 290 Wild Avenue
                          Staten Island, New York 10314
                     Address of principal executive offices

        Registrant's telephone number, including area code (718) 761-6100


                                       N/A
          (Former name or former address, if changed since last report)


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Item 6. Resignation of Registrant's Director

                  As of July 11, 1997, Daniel Buchanan, resigned as a director of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the registrants operation, policies or practices. Mr. Buchanan shall remain a consultant to the Registrant.




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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 23rd day of July, 1997.



                                                         Fun Tyme Concepts, Inc.



                                                           By: \s\ Richard Rosso
                                                   Richard Rosso, Vice-President


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